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                                                                 Exhibit (n)


                                     FORM OF
         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                             AETNA SERIES FUND, INC.

         WHEREAS, Aetna Series Fund, Inc. (the "Company") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, shares of common stock of the Company consist of the series listed on the attached Schedule of Funds (each, a "Fund" and collectively, the "Funds"), as it may be amended from time-to-time to add additional Funds;

         WHEREAS, the Company has adopted, on behalf of each Fund, a Multiple Class Plan pursuant to Rule 18f-3 under the Act (the "Plan") with respect to each Fund;

         WHEREAS, pursuant to an Underwriting Agreement dated ____ __, 200_, the Company on behalf of each Fund employs ING Pilgrim Securities, Inc. ("Distributor") as distributor of the securities of which it is the issuer.

         NOW, THEREFORE, the Company hereby adopts, on behalf of each Fund, the Plan, in accordance with Rule 18f-3 under the Act on the following terms and conditions:

         1. FEATURES OF THE CLASSES. Each Fund designated on Attachment A issues or is authorized to issue its shares of common stock in five classes: "Class A Shares," "Class B Shares," "Class C Shares," "Class I Shares," and "Class O Shares." Each Fund designated on Attachment B issues or is authorized to issue its shares of common stock in two classes: "Class A shares" and "Class B Shares." Shares of each class of each Fund shall represent an equal pro rata interest in a Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 5 below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class I, and Class O shares shall have the features described in Sections 2, 5 and 6 below.

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         2. SALES CHARGE STRUCTURE.

         (a) Class A Shares. Class A shares of each Fund shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in a Fund's current prospectus or prospectus supplement and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Directors. There is no initial front-end sales charge on purchases of an amount as disclosed in the prospectus. Class A shares generally shall not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed when shares are redeemed within one or two years of purchase and/or in such other cases as is disclosed in a Fund's current prospectus or supplement thereto subject to the supervision of the Board of Directors.

         (b) Class B Shares. Class B shares of each Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class B shares, subject to such waivers or reductions as are described in a Fund's prospectus or supplement thereto, subject to the supervision of a Fund's Board of Directors.

         (c) Class C Shares. Class C shares of each Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class C shares, subject to such waivers or reductions as are described in a Fund's prospectus or supplement thereto, subject to the supervision of a Fund's Board of Directors.

         (d) Class I Shares. Class I shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. Class I shares shall not be subject to a contingent deferred sales charge.

         (e) Class O Shares. Class O shares of each Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. Class O shares shall not be subject to a contingent deferred sales charge.

         3. SERVICE AND DISTRIBUTION PLANS. Each class of shares of the Fund has adopted a Rule 12b-1 plan each with the following terms:

         (a) Class A Shares. Class A shares of each Fund may pay Distributor monthly a fee at an annual rate of 0.25% of the average daily net assets of a Fund's Class A shares for distribution or service activities (each as defined in paragraph (h), below), as designated by Distributor. This payment represents reimbursement for expenses incurred by the Distributor. Distributor, on behalf of Class A shares of a Fund, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of a Fund's Class A shares for distribution and service activities (as defined in paragraph (h), below) rendered to Class A Shareholders.

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         (b) Class B Shares. Class B shares of each Fund may pay Distributor monthly a fee at the annual rate of 1.00% of the average daily net assets of a Fund's Class B shares for distribution or service activities (as defined in paragraph (h), below), as designated by Distributor. Distributor, on behalf of Class B shares of a Fund, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of a Fund's Class B shares for distribution and service activities (as defined in paragraph (h), below) rendered to Class B shareholders.

         (c) Class C Shares. Class C shares of each Fund may pay Distributor monthly a fee at the annual rate of 1.00% of the average daily net assets of a Fund's Class C shares for distribution or service activities (as defined in paragraph (h), below), as designated by Distributor. Distributor, on behalf of Class C shares of a Fund, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of a Fund's Class C shares for distribution and service activities (as defined in paragraph (h), below) rendered to Class C shareholders.

         (d) Class I Shares. Class I shares of each Fund are not subject to a fee for distribution or service activities (as defined in paragraph (h), below).

         (e) Class O Shares. Class O shares of each Fund may pay Distributor monthly a fee at the annual rate of 0.25% of the average daily net assets of a Fund's Class O shares for service activities (as defined in paragraph (h), below) as designated by Distributor. Distributor, on behalf of Class O shares, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class O shares for service activities (as defined in paragraph (h), below) rendered to Class O shareholders.

         (f) Distribution and Service Activities.

            (1) As used herein, the term "distribution services" shall include services rendered by Distributor as distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of Distributor or to other broker-dealers that have entered into an Authorized Dealer Agreement with Distributor, compensation to and expenses of employees of Distributor who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

            (2) As used herein, the term "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however,

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that if the National Association of Securities Dealers Inc. ("NASD") adopts a definition of "service fee" for purposes of Section 2830 of the NASD Conduct Rules that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this Paragraph shall be automatically amended, without further action of the Board of Directors, to conform to such NASD definition. Overhead and other expenses of Distributor related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

         4. COMPLIANCE STANDARDS. The Company desires that investors in the Funds select the sales financing method that best suits his or her particular financial situation. In this connection, Distributor may encourage Authorized Dealers to establish standards which govern sales of shares of a Fund to assist investors in making investment decisions and to help ensure proper supervision of purchase recommendations.

         5. ALLOCATION OF INCOME AND EXPENSES. (a) The gross income of a Fund shall, generally, be allocated to each class on the basis of relative net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of a Fund. These expenses include:

            (1) Expenses incurred by the Company (for example, fees of Directors, auditors and legal counsel) not attributable to a Fund or to a particular class of shares of a Fund ("Corporate Level Expenses"); and

            (2) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

         (b) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a 12b-1 plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) directors' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii)-(viii) above may be allocated to a class but only if the President and Chief Financial Officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

         Therefore, expenses of the Fund shall be apportioned to each class of shares depending on the nature of the expense item. Corporate Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class

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Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to the Fund for allocation among classes, as determined by the Board of Directors. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Directors of the Company in light of the requirements of the Act and the Internal Revenue Code of 1986, as amended.

         6. EXCHANGE PRIVILEGES. Shares of one class of a Fund may be exchanged for shares of that same class of any other Fund (except that exchanges may not be made into the Funds listed on Attachment B) at NAV without payment of any additional sales charge. Class B shares of Aetna Index Plus Protection Fund will be converted to Class A shares of the Aetna Index Plus Protection Fund at the end of that Fund's guarantee period. A sales charge, equal to the excess, if any, of the sales charge rate applicable to the shares being acquired over the sales charge rate previously paid, may be assessed on exchanges from a Fund. If a shareholder exchanges and subsequently redeems his or her shares, any applicable Contingent Deferred Sales Charge fee will be based on the full period of the share ownership.

         7. CONVERSION FEATURES. A shareholder's Class B shares will automatically convert to Class A shares of the Fund (except for the Funds listed on Attachment B) on the first business day of the month in which the eighth anniversary of the issuance of the Class B shares occurs, together with a pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares. The conversion of Class B shares into Class A shares may be subject to the continuing availability of an opinion of counsel or an Internal Revenue Service ruling to the effect that (1) such conversion will not constitute taxable events for federal tax purposes; and
(2) the payment of different dividends on Class A and Class B shares shares, respectively, does not result in the Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986. The Class B shares so converted will no longer be subject to the higher expenses borne by Class B shares. The conversion will be effected at the relative net asset values per share of the two Classes.

         8. QUARTERLY AND ANNUAL REPORTS. The Directors shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Directors to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Directors in the exercise of their fiduciary duties.

         9. ACCOUNTING METHODOLOGY. (a) The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses:

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            (1) On a daily basis, a fund accountant shall calculate the Plan Fee to be charged to each 12b-1 class of shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective class to the result of that calculation.

            (2) The fund accountant will allocate designated Class Expenses, if any, to the respective classes.

            (3) The fund accountant shall allocate income and Corporate Level and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of the Fund for Fund Expenses, and in relation to the net asset value of the Company for Corporate Level Expenses. These calculations shall be based on net asset values at the beginning of the day.

            (4) The fund accountant shall then complete a worksheet, developed for purposes of complying with this Section of this Plan, using the allocated income and expense calculations from Paragraph (3) above, and the additional fees calculated from Paragraphs (1) and (2) above. The fund accountant may make non-material changes to the form of worksheet as it deems appropriate.

            (5) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.

         10. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by any adviser to the Company, by the Company's underwriter or any other provider of services to the Company without the prior approval of the Company's Board of Directors.

         11. EFFECTIVENESS OF PLAN. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

         12. MATERIAL MODIFICATIONS. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in paragraph 11 hereof.

         13. LIMITATION OF LIABILITY. The Directors of the Company and the shareholders of a Fund shall not be liable for any obligations of the Company or a Fund under this Plan, and Distributor or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Company or a Fund in settlement of such right or claim, and not to such Directors or shareholders.

Dated: ____________ __, 200_

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                                SCHEDULE OF FUNDS
                               WITH RESPECT TO THE
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                             AETNA SERIES FUND, INC.

Funds

Aetna Growth Fund
Aetna International Fund
Aetna Small Company Fund
Aetna Value Opportunity Fund
Aetna Technology Fund
Aetna Balanced Fund
Aetna Growth and Income Fund
Aetna Bond Fund
Aetna Government Fund
Aetna Money Market Fund
Aetna Index Plus Large Cap Fund
Aetna Index Plus Mid Cap Fund
Aetna Index Plus Small Cap Fund
Aetna Ascent Fund
Aetna Crossroads Fund
Aetna Legacy Fund
Aetna Principal Protection Fund I
Aetna Principal Protection Fund II
Aetna Principal Protection Fund III
Aetna Principal Protection Fund IV
Aetna Index Plus Protection Fund

As approved by the Board of Directors on ____________ __, 200_.

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                                  ATTACHMENT A

        FUNDS WITH CLASS A, CLASS B, CLASS C, CLASS I, AND CLASS O SHARES


Funds
-----

Aetna Growth Fund
Aetna International Fund
Aetna Small Company Fund
Aetna Value Opportunity Fund
Aetna Technology Fund
Aetna Balanced Fund
Aetna Growth and Income Fund
Aetna Bond Fund
Aetna Government Fund
Aetna Money Market Fund
Aetna Index Plus Large Cap Fund
Aetna Index Plus Mid Cap Fund
Aetna Index Plus Small Cap Fund
Aetna Ascent Fund
Aetna Crossroads Fund
Aetna Legacy Fund

As approved by the Board of Directors on ____________ __, 200_.

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                                  ATTACHMENT B

                      FUNDS WITH CLASS A AND CLASS B SHARES


Funds
-----
Aetna Principal Protection Fund I
Aetna Principal Protection Fund II
Aetna Principal Protection Fund III
Aetna Principal Protection Fund IV
Aetna Index Plus Protection Fund

As approved by the Board of Directors on ____________ __, 200_.

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